UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2006
MEADOW VALLEY CORPORATION
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

0-25428 (Commission File Number)	88-0328443 (IRS Employer Identification No.)

4411 South 40th Street D-11, Phoenix, AZ (Address of principal executive offices)	85040 (Zip Code)
Registrant’s telephone number, including area code: (602) 437-5400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The Company announced today that it has appointed David Doty to become its Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer. Mr. Doty joined the Company in August 2005 and has served as the corporate accounting manager. Prior to joining the Company Mr. Doty had served for approximately five years as the corporate controller and Chief Financial Officer for Star Markets, LTD. Mr. Doty replaces Clint Tryon who will remain with the Company’s subsidiary Ready Mix, Inc., (traded on the American Stock exchange under the symbol RMX) as its Chief Financial Officer. The changes were made to better allocate financial reporting responsibilities between the two companies. The realignment of duties meets the commitment made in the Ready Mix Inc.’s prospectus to have separate Chief Financial Officers. Mr. Tryon will continue to provide his advice and services to the Company on an as needed basis. There were no disagreements between the Company and Mr. Tryon on any matters including accounting practices and policies.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadow Valley Corporation
Date: April 3, 2006	By:	/s/ Bradley E. Larson
Bradley E. Larson
Chief Executive Officer